As filed with the Securities and Exchange Commission on February 4, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

BROADCOM CORPORATION
(Exact name of registrant as specified in its charter)

California	33-0480482
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)
5300 California Avenue, Irvine, California 92617
(Address of principal executive offices) (Zip code)

Broadcom Corporation 1998 Stock Incentive Plan, as amended and restated
Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended and restated

(Full title of the Plans)

Arthur Chong, Esq.
Senior Vice President, General Counsel and Secretary
Broadcom Corporation
5300 California Avenue, Irvine, California 92617
(Name and address of agent for service)
(949) 926-5000
(Telephone number, including area code, of agent for service)

Copies to:
S. James DiBernardo, Esq.
Morgan, Lewis, & Bockius LLP
Two Palo Alto Square
Palo Alto, California 94306
(650) 843-4000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Securities	to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share (2)	Offering Price (2)	Registration Fee
Broadcom Corporation 1998 Stock Incentive Plan Class A common stock, $.0001 par value	22,005,812 shares	$16.015	$352,423,079	$13,850
Broadcom Corporation 1998 Employee Stock Purchase Plan Class A common stock, $.0001 par value	6,112,725 shares	$16.015	$97,895,291	$3,847
Total	28,118,537 shares		$450,318,370	$17,697

(1)	This Registration Statement shall also cover any additional shares of Broadcom Corporation Class A common stock that may, with respect to the shares of Class A common stock registered hereunder, become issuable under the following employee benefit plans by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without Broadcom Corporation’s receipt of consideration that results in an increase in the number of outstanding shares of Broadcom Corporation’s Class A common stock : (a) the Broadcom Corporation 1998 Stock Incentive Plan, as amended and restated and (b) the Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended and restated.

(2)	Calculated solely for the purpose of this offering under Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Broadcom Corporation’s Class A Common Sock on February 2, 2009, as reported on the Nasdaq Global Select Market.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference
     Broadcom Corporation (“Broadcom”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):
(a)	Broadcom’s Annual Report on Form 10-K for the year ended December 31, 2008, filed February 4, 2009;

(b)	All other reports filed pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by Broadcom’s latest Annual Report referred to in (a) above; and

(c)	Broadcom’s Registration Statement No. 000-23993 on Form 8-A filed April 6, 1998, in which there are described the terms, rights and provisions applicable to Broadcom’s Class A common stock, and any other amendments or reports filed for the purpose of updating such description.
     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     Broadcom’s Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California General Corporation Law (the “California Law”). Under the California Law, a director’s liability to a company or its shareholders may not be limited with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders, (vi) contracts or transactions between the company and a director within the scope of Section 310 of the California Law, (vii) improper distributions, loans and guarantees under Section 316 of the California Law, (viii) acts or omissions occurring prior to the date such provision eliminating or limiting the personal liability of a director became effective or (ix) acts or omissions as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to Broadcom’s shareholders for any violation by a director of the director’s fiduciary duty to Broadcom or its shareholders.
     Broadcom’s Articles of Incorporation also include an authorization for Broadcom to indemnify its “agents” (as defined in Section 317 of the California Law) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, Broadcom’s Bylaws provide for indemnification of the company’s directors and officers. In addition, Broadcom may, at its discretion, provide indemnification to persons whom it is not obligated to indemnify, including its employees and other agents. The Bylaws also allow Broadcom to enter into indemnity agreements with individual directors, officers, employees and other agents. Such indemnity agreements have been entered into with all directors and executive officers and provide the maximum indemnification permitted by law. These agreements, together with Broadcom’s Bylaws and Articles of Incorporation, may require Broadcom, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the California Law and Broadcom’s Bylaws makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits

Exhibit Number	Exhibit
4.1	Instruments Defining the Rights of Shareholders. Reference is made to Broadcom’s Registration Statement No. 000-23993 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.

5.1	Opinion and consent of Morgan, Lewis, & Bockius LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Morgan, Lewis, & Bockius LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1*	Broadcom Corporation 1998 Stock Incentive Plan (as amended and restated through March 12, 2008).

99.2**	Broadcom Corporation 1998 Employee Stock Purchase Plan (as amended through October 30, 2008).

* 99.1	Exhibit 99.1 is incorporated by reference herein to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the three months ended June 30, 2008 filed July 23, 2008.

** 99.2	Exhibit 99.2 is incorporated by reference herein to Exhibit 10.31 and Exhibit 10.32 to the Annual Report on Form 10-K for the year ended December 31, 2008 filed February 4, 2009.
Item 9. Undertakings
     A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration

Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings of those securities made pursuant to the Broadcom Corporation 1998 Stock Incentive Plan, as amended and restated, and the Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended.
     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 3rd day of February, 2009.

BROADCOM CORPORATION
By:	/s/ Scott A. McGregor
Scott A. McGregor
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Broadcom Corporation, a California corporation, do hereby constitute and appoint Scott A. McGregor and Eric K. Brandt and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott A. McGregor Scott A. McGregor	President, Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2009

/s/ Eric K. Brandt Eric K. Brandt	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 3, 2009

/s/ Robert L. Tirva Robert L. Tirva	Vice President and Corporate Controller (Principal Accounting Officer)	February 3, 2009

/s/ George L. Farinsky George L. Farinsky	Director	February 3, 2009

/s/ Nancy H. Handel Nancy H. Handel	Director	February 3, 2009

/s/ Eddy W. Hartenstein Eddy W. Hartenstein	Director	February 3, 2009

/s/ John E. Major John E. Major	Chairman of the Board	February 3, 2009

/s/ William T. Morrow William T. Morrow	Director	February 3, 2009

Signature	Title	Date

/s/ Alan E. Ross Alan E. Ross	Director	February 3, 2009

/s/ Robert E. Switz Robert E. Switz	Director	January 29, 2009

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
EXHIBITS
TO
FORM S-8
UNDER THE
SECURITIES ACT OF 1933
BROADCOM CORPORATION

Exhibit Number	Exhibit
4.1	Instruments Defining the Rights of Shareholders. Reference is made to Broadcom’s Registration Statement No. 000-23993 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.

5.1	Opinion and consent of Morgan, Lewis, & Bockius LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Morgan, Lewis, & Bockius LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1*	Broadcom Corporation 1998 Stock Incentive Plan (as amended and restated through March 12, 2008).

99.2**	Broadcom Corporation 1998 Employee Stock Purchase Plan (as amended through October 30, 2008).

* 99.1	Exhibit 99.1 is incorporated by reference herein to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the three months ended June 30, 2008 filed July 23, 2008.

** 99.2	Exhibit 99.2 is incorporated by reference herein to Exhibit 10.31 and Exhibit 10.32 to the Annual Report on Form 10-K for the year ended December 31, 2008 filed February 4, 2009.

A-1